UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 2, 2020

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBL	New York Stock Exchange
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprD	New York Stock Exchange
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 2, 2020, CBL & Associates Properties, Inc. (the “REIT”) was notified by the New York Stock Exchange (“NYSE”), which also announced such action through a related press release, that the REIT’s common stock, par value $.01 per share (the “Common Stock”) – ticker symbol CBL – had been suspended from trading due to its “abnormally low” trading price levels.  The NYSE also announced that it has determined to commence proceedings to delist the Common Stock, as well as the immediate suspension of trading in, and its intention to commence delisting proceedings with respect to the following REIT securities that are listed on the NYSE:

Symbol	Description
CBL PRD	Depositary Shares each representing a 1/10th fractional interest of a share of 7.375% Series D Cumulative Redeemable Preferred Stock, $.01 par value (“Series D Preferred Stock”)
CBL PRE	Depository Shares, each representing a 1/10th fractional Interest of a share of 6.625% Series E Cumulative Redeemable Preferred Stock, $.01 par value (“Series E Preferred Stock”)

The NYSE has determined that the REIT’s securities are no longer suitable for listing based on “abnormally low” price levels, pursuant to Section 802.01D of the Listed Company Manual.

The REIT anticipates that effective November 3, 2020 its common stock will commence trading on the OTC Markets, operated by the OTC Markets Group, Inc., under the symbols “CBLAQ,” “CBLDQ” and “CBLEQ,” respectively. The transition to the over-the-counter market will not affect the REIT’s business operations. Investors can find quotes for the REIT’s common stock on www.otcmarkets.com.

The REIT has a right to a review of this determination by a Committee of the Board of Directors of the Exchange. The NYSE will apply to the Securities and Exchange Commission to delist the REIT’s securities upon completion of all applicable procedures, including any appeal by the REIT of the NYSE Regulation staff’s decision.  The REIT intends to appeal the NYSE’s decision to delist its Common Stock and the Depositary Shares representing its Series D Preferred Stock and Series E Preferred Stock in accordance with NYSE rules.

ITEM 7.01	Regulation FD Disclosure.

On November 3, 2020, the REIT issued a press release with respect to the NYSE’s suspension of trading and commencement of delisting procedures with respect to its Common Stock and the Depositary Shares representing its Series D Preferred Stock and Series E Preferred Stock.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 8.01. Other Events

As previously disclosed, beginning on November 1, 2020, the REIT, CBL & Associates Limited Partnership (the “Operating Partnership”), the majority owned subsidiary of the REIT (collectively, the Operating Partnership and the REIT are referred to as the “Company”), and certain of its direct and indirect subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of title 11 of the United States Code in the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court is administering the Chapter 11 Cases jointly under the caption In re CBL & Associates Properties, Inc., et al.  Court filings and other information related to the restructuring proceedings are available at a website administered by the Company’s claims agent, Epiq, at https://dm.epiq11.com/CBLProperties.

As previously disclosed, on August 18, 2020, the Company entered into that certain Restructuring Support Agreement (as amended, the “RSA”) with certain beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders of beneficial owners (the “Consenting Noteholders”) in excess of 62%, including joining noteholders added pursuant to joinder agreements, of the aggregate principal amount of the Operating Partnership’s 5.25% senior unsecured notes due 2023, 4.60% senior unsecured notes due 2024 and 5.95% senior unsecured notes due 2026. On November 3, 2020, in accordance with the terms of the RSA, the Company and the Required Consenting Noteholders (as defined in the RSA) agreed to extend the date by which the Company is required to file the joint chapter 11 plan of reorganization to implement the restructuring transactions as set forth in the terms of the RSA, from November 4, 2020 to no later than November 11, 2020.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated November 3, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: November 4, 2020